Exhibit 99.1

Trio Petroleum Corp. Announces Appointment of James Blake to its Board of Directors, Strengthening Financial and Strategic Expertise

Bakersfield, CA, October 23, 2024 (GLOBE NEWSWIRE) – Trio Petroleum Corp. (NYSE American: “TPET”, “Trio” or the “Company”), a California-based oil and gas company, is pleased to announce the appointment of James Blake to its Board of Directors. James brings with him 30 years of experience in the financial industry and holds a Bachelor of Commerce degree from the University of Alberta. He is also a Chartered Financial Analyst (CFA), with a distinguished career, having recently retired from a major Canadian bank where he managed over $750 million in assets as a portfolio manager. His expertise in financial markets, investment strategies, and risk management will be an invaluable asset to Trio Petroleum.

In addition to his extensive financial experience, James has been deeply involved in the startup ecosystem, both as an investor and in raising capital for early-stage companies across various sectors. His capacity to identify high-potential ventures, coupled with his financial acumen, equips him with a diverse perspective that will benefit Trio as the company looks to strengthen its position in the energy market.

“James Blake’s wealth of knowledge in financial management and his entrepreneurial insights align perfectly with Trio’s strategic goals for growth and innovation,” said Robin Ross, Chairman of the Board and CEO of Trio Petroleum Corp. “His leadership and experience will be instrumental in supporting our drive for sustainable growth, operational efficiency, and long-term shareholder value. We are excited to welcome James to our board.”

With his forward-thinking approach and a strong track record in both traditional finance and the startup space, James Blake’s appointment strengthens Trio Petroleum’s commitment to corporate governance, strategic direction, and the creation of sustainable value for its investors.

About Trio Petroleum Corp.

Trio Petroleum Corp. is an oil and gas exploration and development company headquartered in Bakersfield, California, with operations in Monterey County, California, and Uintah County, Utah. In Monterey County, Trio owns an 85.75% working interest in 9,245 acres at the Presidents and Humpback oilfields in the South Salinas Project, and a 21.92% working interest in 800 acres in the McCool Ranch Field. In Uintah County, Trio owns a 2.25% working interest in 960 acres and options to acquire up to a 20% working interest in the 960 acres, in an adjacent 1,920 acres, and in the greater 30,000 acres of the Asphalt Ridge Project.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp. (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this press release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors section of Trio’s Annual Report on Form 10-K and Amendment No. 1 thereto, both filed with the Securities and Exchange Commission (SEC). Copies are of such documents are available on the SEC’s website, www.sec.gov. Trio undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications

Michael Bayes

(404) 809 4172

michael@redwoodefc.com